EXHIBIT 99.1

CEO Letter to Shareholders Reiterates Commercialization Commitment

Exciting Times Are Ahead of Us

Columbia, Md. - June 25, 2015 - The following is a statement by John A. Conklin, President & CEO, SolarWindow Technologies, Inc. (OTCQB: WNDW):

Dear Valued Current & Future Shareholders:

In our ongoing effort to enhance shareholder and industry awareness of SolarWindow™, we are reminding you to watch for upcoming commercialization plans.

Recent modeling of our SolarWindow™ modules on a 50 story building demonstrated, when compared to conventional rooftop solar systems, more than 50 times the energy and more than 15 times the environmental benefit can be generated.

With this amount of energy, our engineers have calculated a pay back of less than one year, validated by independent engineers.

“With SolarWindow™ system payback period of less than one year, this is the kind of product that architects, developers, customers, and energy advocates have long awaited,” stated Mr. Patrick T. Sargent, Solar PV system design and glass expert formerly with AGC Glass Company.

Mr. Sargent went on to note that, “Electricity-generating glass which remains see-through marks the $100 billion architectural glass industry’s single greatest breakthrough in half a century;” and according to CNBC’s Industrial Revolutions, “…SolarWindow™ could give our cities the ability to harvest their own energy needs.”

Our development path to the commercialization of the world’s first-of-their-kind see-through SolarWindow™ coatings for glass would not be possible without your support, for which we are grateful.

Exciting times are ahead of us; our commercialization plans and schedule will be announced soon.

In the interim, please visit our website, www.solarwindow.com, to remain updated on all current technical and business developments.

Very truly yours,

John A. Conklin

President & CEO

DISCLAIMER: No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This letter contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the “Company” or “SolarWindow”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.